Exhibit 99.1

Apple Reports Fourth Quarter Results

Services Revenue Grows 24% to All-Time Quarterly Record of $6.3 Billion

CUPERTINO, California - October 25, 2016 - Apple® today announced financial results for its fiscal 2016 fourth quarter ended September 24, 2016. The Company posted quarterly revenue of $46.9 billion and quarterly net income of $9 billion, or $1.67 per diluted share. These results compare to revenue of $51.5 billion and net income of $11.1 billion, or $1.96 per diluted share, in the year-ago quarter. Gross margin was 38 percent compared to 39.9 percent in the year-ago quarter. International sales accounted for 62 percent of the quarter's revenue.

"Our strong September quarter results cap a very successful fiscal 2016 for Apple," said Tim Cook, Apple's CEO. "We're thrilled with the customer response to iPhone 7, iPhone 7 Plus and Apple Watch Series 2, as well as the incredible momentum of our Services business, where revenue grew 24 percent to set another all-time record."

"We are pleased to have generated $16.1 billion in operating cash flow, a new record for the September quarter," said Luca Maestri, Apple's CFO. "We also returned $9.3 billion to investors through dividends and share repurchases during the quarter and have now completed over $186 billion of our capital return program."

Apple is providing the following guidance for its fiscal 2017 first quarter:

•	revenue between $76 billion and $78 billion

•	gross margin between 38 percent and 38.5 percent

•	operating expenses between $6.9 billion and $7 billion

•	other income/(expense) of $400 million

•	tax rate of 26 percent

Apple's board of directors has declared a cash dividend of $0.57 per share of the Company's common stock. The dividend is payable on November 10, 2016 to shareholders of record as of the close of business on November 7, 2016.

Apple will provide live streaming of its Q4 2016 financial results conference call beginning at 2:00 p.m. PDT on October 25, 2016 at www.apple.com/investor/earnings-call/. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company's estimated revenue, gross margin, operating expenses, other income/(expense), and tax rate. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company's reaction to those factors, on consumer and business buying decisions with respect to the Company's products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company's gross margin; the inventory risk associated with the Company's need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company's business currently obtained by the Company from sole or limited sources; the effect that the Company's dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company's international operations; the Company's reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company's dependency on the performance of distributors, carriers and other resellers of the Company's products; the effect that product and service quality problems could have on the Company's sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of legal proceedings. More information on potential factors that could affect the Company's financial results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's public reports filed with the SEC, including the Company's Form 10-K for the fiscal year ended September 26, 2015, its Form 10-Q for the fiscal quarter ended December 26, 2015, its Form 10-Q for the fiscal quarter ended March 26, 2016, its Form 10-Q for the fiscal quarter ended June 25, 2016, and its Form 10-K for the fiscal year ended September 24, 2016 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch and Apple TV. Apple's four software platforms - iOS, macOS, watchOS and tvOS - provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay and iCloud. Apple's more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Kristin Huguet
Apple
khuguet@apple.com
(408) 974-2414

Investor Relations Contacts:
Nancy Paxton
Apple
paxton1@apple.com
(408) 974-5420

Joan Hoover
Apple
hoover1@apple.com
(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple's PR website (www.apple.com/pr), or call Apple's Media Helpline at (408) 974-2042.

© 2016 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Twelve Months Ended
	September 24, 2016	September 26, 2015	September 24, 2016	September 26, 2015
Net sales	$46,852	$51,501	$215,639	$233,715
Cost of sales (1)	29,039	30,953	131,376	140,089
Gross margin	17,813	20,548	84,263	93,626

Operating expenses:
Research and development (1)	2,570	2,220	10,045	8,067
Selling, general and administrative (1)	3,482	3,705	14,194	14,329
Total operating expenses	6,052	5,925	24,239	22,396

Operating income	11,761	14,623	60,024	71,230
Other income/(expense), net	427	439	1,348	1,285
Income before provision for income taxes	12,188	15,062	61,372	72,515
Provision for income taxes	3,174	3,938	15,685	19,121
Net income	$9,014	$11,124	$45,687	$53,394

Earnings per share:
Basic	$1.68	$1.97	$8.35	$9.28
Diluted	$1.67	$1.96	$8.31	$9.22

Shares used in computing earnings per share:
Basic	5,366,912	5,646,916	5,470,820	5,753,421
Diluted	5,393,333	5,682,519	5,500,281	5,793,069

Cash dividends declared per share	$0.57	$0.52	$2.18	$1.98

(1) Includes share-based compensation expense as follows:
Cost of sales	$186	$145	$769	$575
Research and development	$476	$390	$1,889	$1,536
Selling, general and administrative	$368	$380	$1,552	$1,475

Apple Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except number of shares which are reflected in thousands and par value)

	September 24, 2016	September 26, 2015
ASSETS:
Current assets:
Cash and cash equivalents	$20,484	$21,120
Short-term marketable securities	46,671	20,481
Accounts receivable, less allowances of $53 and $63, respectively	15,754	16,849
Inventories	2,132	2,349
Vendor non-trade receivables	13,545	13,494
Other current assets	8,283	15,085
Total current assets	106,869	89,378

Long-term marketable securities	170,430	164,065
Property, plant and equipment, net	27,010	22,471
Goodwill	5,414	5,116
Acquired intangible assets, net	3,206	3,893
Other non-current assets	8,757	5,422
Total assets	$321,686	$290,345

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$37,294	$35,490
Accrued expenses	22,027	25,181
Deferred revenue	8,080	8,940
Commercial paper	8,105	8,499
Current portion of long-term debt	3,500	2,500
Total current liabilities	79,006	80,610

Deferred revenue, non-current	2,930	3,624
Long-term debt	75,427	53,329
Other non-current liabilities	36,074	33,427
Total liabilities	193,437	170,990

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 5,336,166 and 5,578,753 shares issued and outstanding, respectively	31,251	27,416
Retained earnings	96,364	92,284
Accumulated other comprehensive income/(loss)	634	(345)
Total shareholders’ equity	128,249	119,355
Total liabilities and shareholders’ equity	$321,686	$290,345

Apple Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Twelve Months Ended
	September 24, 2016	September 26, 2015
Cash and cash equivalents, beginning of the period	$21,120	$13,844

Operating activities:
Net income	45,687	53,394
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	10,505	11,257
Share-based compensation expense	4,210	3,586
Deferred income tax expense	4,938	1,382
Changes in operating assets and liabilities:
Accounts receivable, net	1,095	611
Inventories	217	(238)
Vendor non-trade receivables	(51)	(3,735)
Other current and non-current assets	1,090	(179)
Accounts payable	1,791	5,400
Deferred revenue	(1,554)	1,042
Other current and non-current liabilities	(2,104)	8,746
Cash generated by operating activities	65,824	81,266

Investing activities:
Purchases of marketable securities	(142,428)	(166,402)
Proceeds from maturities of marketable securities	21,258	14,538
Proceeds from sales of marketable securities	90,536	107,447
Payments made in connection with business acquisitions, net	(297)	(343)
Payments for acquisition of property, plant and equipment	(12,734)	(11,247)
Payments for acquisition of intangible assets	(814)	(241)
Payments for strategic investments	(1,388)	—
Other	(110)	(26)
Cash used in investing activities	(45,977)	(56,274)

Financing activities:
Proceeds from issuance of common stock	495	543
Excess tax benefits from equity awards	407	749
Payments for taxes related to net share settlement of equity awards	(1,570)	(1,499)
Payments for dividends and dividend equivalents	(12,150)	(11,561)
Repurchases of common stock	(29,722)	(35,253)
Proceeds from issuance of term debt, net	24,954	27,114
Repayments of term debt	(2,500)	—
Change in commercial paper, net	(397)	2,191
Cash used in financing activities	(20,483)	(17,716)

Increase/(Decrease) in cash and cash equivalents	(636)	7,276
Cash and cash equivalents, end of the period	$20,484	$21,120

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$10,444	$13,252
Cash paid for interest	$1,316	$514